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                                                                     Exhibit 4.1

                                 EARTHWEB INC.
                         REGISTRATION RIGHTS AGREEMENT

     This Agreement is made as of February 8, 2000 (this "Agreement"), by and among EarthWeb Inc., a Delaware corporation (the "Company"), and Kevin R. Brice and Robert M.M. Holtackers (each, a "Holder" and, collectively, the "Holders").

                                   PREAMBLE

     The Company desires to grant registration rights to the Holders.

     NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, the Company and the Holders agree as follows:

Section 1.  Definitions.  As used in this Agreement, the following terms shall
            -----------
have the following meanings:

     (a) "Anniversary Date" shall mean either the Three-Month Anniversary Date, the Six-Month Anniversary Date, the One-Year Anniversary Date, the Two-Year Anniversary Date or the Three-Year Anniversary Date (each as defined in the Securities Purchase Agreement (the "Purchase Agreement") dated January 13, 2000 by and among the Company, Measure Up, Inc. and the Holders).

     (b) "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

     (c) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (d) "Holders" shall have the meaning set forth in the preamble.

     (e) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws.

     (f) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public: (i) any and all shares of unregistered Buyer Common Stock issued by the Company at any time during the term of this Agreement to the Holders pursuant to Section 1.5(c), (d), (e), (f) or (g) of the Purchase Agreement; or (ii) stock issued in respect of the securities referred to in (i) as a result of a stock split, stock dividend, reclassification, exchange, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (A) that have been sold by a Holder in a transaction in which his rights under this Agreement are not assigned in accordance with the terms of this Agreement; or (B) (I) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (II) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale or (III) the registration rights associated with such securities have been terminated pursuant to Section 10 of this Agreement.

     (g) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

     (h) "Rule 144A" shall mean Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144.

     (i) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

     (j) "Shelf Registration" means a registration effected pursuant to Section 2 hereof.

     (k) "Shelf Registration Statement" means a shelf registration statement of this Company pursuant to the provisions of Section 2 hereof filed by the Company with the Commission which covers some or all of the Registrable Securities, as applicable, and, at the option of the Company, such shares of capital stock (or other securities of the Company) as the Company shall designate therein (the "Company Shelf Securities") on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendment and supplements to such registration statement, including post-effective amendments, in each case including the prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

     As used herein, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement.

Section 2.  Shelf Registration.
            ------------------

     (a) If, pursuant to Section 1.5 of the Purchase Agreement, the Company elects to issue to the Holders shares of unregistered Buyer Common Stock on either the Three-Month Anniversary Date, the Six-Month Anniversary Date, the One-Year Anniversary Date, the Two-Year Anniversary Date or the Three-Year Anniversary Date, then the Company shall file within 5 business days of the applicable Anniversary Date a Shelf Registration Statement relating to (i) the offer and sale of that number of shares of unregistered Buyer Common Stock issued by the Company to the Holders on such Anniversary Date pursuant to
Section 1.5(c), (d), (e), (f) or (g) of the Purchase Agreement and (ii) such number of shares of capital stock of the Company (or other securities of the Company) as the Company shall designate in such Shelf Registration Statement. Thereafter, the Company shall use commercially reasonable efforts to cause such

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Shelf Registration Statement to be declared effective under the Act as promptly as practicable; provided, however, that no Holder shall be entitled to have the Registrable Securities held by him covered by such Shelf Registration unless such Holder is in compliance with the terms of this Agreement.

     (b) The Company shall use commercially reasonable efforts (i) to keep the Shelf Registration Statement continuously effective in order to permit the prospectus forming part thereof to be useable by the Holders until two (2) years from its effective date or such shorter period that will terminate when all the Registrable Securities covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (ii) after the effectiveness of the Shelf Registration Statement and promptly upon the request of any Holder, to take any action reasonably necessary to register the sale of any Registrable Securities of such Holder and to identify such Holder as a selling securityholder under such Shelf Registration Statement.

     (c) In connection with any Shelf Registration Statement, the Company shall:

          (i) prepare and file with the Commission a Shelf Registration Statement, on an appropriate form pursuant to Rule 415 of the Securities Act and which the Company is eligible to use, with respect to such shares and use its commercially reasonable best efforts to cause such Shelf Registration statement to become and remain effective as provided herein;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and current and to comply with all of the provisions of the Act with respect to the disposition of all shares covered by such registration statement, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller of such Registrable Securities; and

          (iii) use its commercially reasonable best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky or other applicable laws of such jurisdiction within the United States as each prospective seller shall reasonably request, to enable such seller to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not at the time so qualified or to take any action that would subject it to service of process in suits other than those arising out of the offer or sale of the Registrable Securities covered by such registration statement in any jurisdiction where it is not at the time so subject.

     (d) (i) Notwithstanding the other provisions of this Section 2, if at any time the Company desires to effect a registered offering of securities (pursuant to the Shelf Registration Statement or otherwise) and simultaneously therewith any Holder desires to effect an underwritten offering pursuant to a Shelf Registration Statement and if the underwriter determines that (i) marketing factors require a limitation of the total number of shares to be underwritten, or (ii) the offering

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price per share would be reduced by the inclusion of the securities of the
Company, then the number of shares to be included in the underwriting shall be allocated first, among the Holders who indicated to the Company their decision to distribute any of their Registrable Securities through such underwriters in proportion, as nearly as practicable, to the respective numbers of shares of Registrable Securities which such Holders indicated initially they wished to be included in the underwriting, then the remainder, if any, to the Company.

          (ii) Anything in this Agreement to the contrary notwithstanding, the Holders shall not offer any Registrable Securities pursuant to the Shelf Registration Statement if such offering would require the Company (i) to furnish any financial statements other than as of the end of a fiscal quarter or (ii) to furnish any audited financial statements other than as of the end of a fiscal year. In addition to the foregoing, in the event of a proposed offering by a Holder pursuant to the Shelf Registration Statement, at such time as any registration statement would be required to include audited financial statement as of a fiscal year-end, the Company may delay the dissemination of the required notice and the taking of any action to effect a supplement to the Shelf Registration Statement until such time as such audited financial statements are available in the ordinary course of business.

          (iii) Subject to Section 3 hereof, no Holder shall offer any Registrable Securities pursuant to the Shelf Registration Statement within 30 days after the effectiveness of any other registration of the Company's securities (other than a registration statement (A) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (B) on Form S-4 or any successor form to such Form or in connection with an exchange offer or merger transaction, (C) in connection with a rights offering exclusively to existing holders of shares of Buyer Common Stock, (D) in connection solely with an offering to employees of the Company or its subsidiaries or (E) relating to a transaction pursuant to Rule 145 of the Securities Act).

Section 3.  "Piggy-Back" Registrations.  (a) If at any time the Company proposes
             -------------------------
to register any of its securities under the Securities Act and, in connection with such offering, any shareholders of the Company are given the opportunity to sell their securities (other than (i) a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose,
(ii) a registration statement used in connection with (x) an offering to employees of the Company or its subsidiaries or (y) a rights offering exclusively to existing holders of shares of Buyer Common Stock or (iii) a registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation), whether or not for its own account, the Company shall furnish prompt written notice to all Holders of its intention to effect such registration and the intended method of distribution in connection therewith. Upon the written request of a Holder made to the Company within 10 days after the delivery of such notice by the Company, the Company shall include in such registration the requested number of the requesting Holder's Registrable Securities (a "Piggy-Back Registration"); provided, however, that such requested number shall be subject to the Company's or the underwriter's right, in view of market conditions, to refuse or reduce the number of shares that the Holders propose to be registered.

                                       4
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     (b) Nothing in Section 3 hereof shall create any liability on the part of the Company, or any other person, to the Holders if the Company or any other person should, for any reason, decide not to file a registration statement proposed to be filed pursuant to Section 3(a) or to withdraw such registration statement subsequent to its filing, regardless of any action whatsoever that a Holder may have taken, whether as a result of the issuance by the Company of any notice under Section 3(a) or otherwise.

Section 4.  Expenses of Registration.  In addition to the fees and expenses
            ------------------------
contemplated by Section 4 hereof, all expenses incurred in connection with one registration per any Anniversary Date in respect of which unregistered securities are issued pursuant to Section 2 hereof and all expenses incurred in connection with Piggy-Back Registrations, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne solely by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities sold for the account of any Holder or fees of legal counsel for the Holders.

Section 5.  Registration Procedures.  In the case of each registration effected
            -----------------------
by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised, promptly as soon as practicable, in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

     (a) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act;

     (b) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder;

     (c) use commercially reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

     (d) subject to Section 2(c)(iii), register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires;

     (e) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed;

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     (f) in the event of any underwritten public offering, enter into and perform obligations under an underwriting agreement, in form and substance reasonably satisfactory to the company, with the managing underwriter of such offering;

     (g) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

     (h) cause its counsel to issue to the underwriter, if any, or to the Holders, if there is no underwriter, opinions in customary form and covering matters of the type customarily covered in such opinions with respect to underwritten offerings;

     (i) enter into such customary agreements (including underwriting agreements in customary form);

     (j) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

     (k) immediately notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

     (l) take such other actions as shall be reasonably requested by any Holder.

Section 6.  Indemnification.
            ---------------

     (a) In the event of a registration, qualification or compliance of any of the Registrable Securities under the Securities Act pursuant to Section 2 or
Section 3, the Company will indemnify and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law or rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action; provided, that, notwithstanding the foregoing, the Company will not be
        --------
liable in any such case to the extent that any such loss, claim, expense, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made by such Holder or underwriter specifically for use therein.

     (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other Holder, each of such other Holder's officers, directors and partners and each person controlling such other Holder, against all losses, claims, expenses, damages and liabilities (or actions in respect thereof) arising out of or based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, any offering circular or other offering document, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, preliminary prospectus, final prospectus, any amendment or supplement thereof, any offering circular or other offering document in reliance upon and in conformity with information furnished to the Company by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 5(b) shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by such Holder under such registration statement bears to the total public offering price of all securities sold thereunder but not to exceed, in any event, the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration, qualification or compliance.

     (c) Each party entitled to indemnification under this Section 5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party")

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promptly after such Indemnified Party has actual knowledge of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided
                                                                     --------
that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. The Indemnifying Party shall not be liable to indemnify any Indemnified Party for any settlement of any such action effected without the Indemnifying Party's consent. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

     (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering.

     (e) If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Section 5(e) shall be limited to an amount equal to the proceeds to such Holder of the Registrable Securities sold pursuant to the registration statement which gives rise to such obligation to contribute.

     (f) The indemnification provided by this Section 5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any definition entitled to indemnification hereunder and the expiration or termination of this Agreement.

Section 7.  Lockup Agreement.  In consideration for the Company agreeing to its
            ----------------
obligations under this Agreement, each Holder agrees in connection with any underwritten registration of the

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

Company's securities upon the request of the Company and the underwriters managing the underwritten offering of the Company's securities, not to publicly sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company and such underwriters for such period of time from the effective date of such registration as the Company and the underwriters may specify (the "Lock Up"); provided, however, that all officers and directors of the Company enter into
--------  -------
similar agreements.

Section 8.  Obligations of the Holders.  (a) It shall be a condition precedent
            --------------------------
to the obligation of the Company to include any Registrable Securities of any Holder in a registration statement pursuant to Section 2 or Section 3 of this Agreement that the Holder shall promptly furnish to the Company such information regarding such Holder or Holders and the intended method of distribution proposed by such Holder or Holders as the Company may request in writing and as shall be reasonably required in connection with any registration referred to herein. Any such information, or any comments on any such information included in a draft of a registration statement provided to a Holder for its comment, shall be provided to the Company within any reasonable time period requested by the Company.

     (b) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, in each case only with respect to information provided by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Such Holder shall immediately upon the happening of any such event cease using such prospectus. Any other Holders shall cease using such prospectus immediately upon receipt of notice from the Company to that effect. Each Holder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

Section 9.  Sales.  With a view to making available to Holders of Registrable
            -----
Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities by the Holders to the public without registration, the Company agrees at all times prior to the termination of this Agreement:

          (i) make and keep public information available, as those terms are understood and defined in Rule 144 and Rule 144A;

          (ii) use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          (iii) furnish to each Holder so long as such Holder owns any Registrable Securities forthwith, upon written request, a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act

(to the extent that it is then subject to any such reporting requirements), a copy of the most recent annual and quarterly report of the Company, and such other reports and documents filed by the Company under the Exchange Act as may be reasonably requested by such Holder in connection with availing the Holder of any rule or regulation of the Commission permitting the selling of such securities without registration.

Section 10.  Transfer of Registration Rights.  The rights to cause the Company
             -------------------------------
to register Registrable Securities of a Holder and keep information available granted to a Holder by the Company under Section 2, may be assigned by a Holder to any partner or shareholder of such Holder, to one or more affiliated partnerships managed by such Holder, any other Holder, to any "Affiliate" of the Holder; or to a transferee or assignee who receives at least 20% of the Registrable Securities held by such Holder; provided that the Company is given
                                            --------
written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, and that said transferee or assignee agrees in writing to be bound by the terms and provisions of this Agreement as if an original signatory thereto.

Section 11.  Termination of Rights.  This Agreement shall terminate at 5:00 p.m.
             ---------------------
Eastern time on January __, 2005.

Section 12.  Miscellaneous.
             -------------

     (a) Entire Agreement; Amendments. This Agreement, together with the
         ----------------------------
Purchase Agreement, constitutes the entire agreement of the parties within respect to the subject matter hereof and may be amended or modified only by a writing signed by the Company and the Holders. The Holders hereby consent to future amendments to this Agreement that permit future investors to be made parties hereto and to become Holders of Registrable Securities.

     (b) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts, all of which shall constitute a single instrument.

     (c) Notices, Etc. All notices and other communications required or
         ------------
permitted hereunder shall be in writing and may be sent initially by facsimile transmission and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (i) if to a Holder, at such Holder's address set forth on the books of the Company, or at such other address as such Holder shall have furnished to the Company in writing, or (ii) if to any other holder of any Registrable Securities, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such securities who has so furnished an address to the Company, or (iii) if to the Company, one copy should be sent to the Company's current address at 3 Park Avenue, New York, New York 10019, or at such other address as the Company shall have furnished to the Holders. All such notices shall be effective and deemed duly given when received or when attempted delivery is refused.

     (d) Non-Public Information.  Any other provisions of this agreement to the
         ----------------------
contrary notwithstanding, the Company's obligation to file a registration statement, or cause such registration statement to become and remain effective, shall be suspended for a period not to exceed 60 days (and for periods not exceeding, in the aggregate, 120 days in any 24-month period) if there exists at the time material non-public information relating to the Company which, in the reasonable opinion of the Company, should not be disclosed.

     (e) Severability.  If any provision of this Agreement shall be held to be
         ------------
illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     (f) Governing Law. This Agreement shall be governed by and construed under
         -------------
the laws of the State of New York without regard to principles of conflict of law.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

                              EARTHWEB INC.

                              By: ______________________________________
                                  Name:
                                  Title:

                              Holders


                              __________________________________________
                              Kevin R. Brice


                              __________________________________________
                              Robert M.M. Holtackers

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